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Exhibit T3E.5 -- Form of Notice of Guaranteed Delivery, dated as of May 20, 1998 for $100,000,000 9.20% Debentures due February 15, 2003:


                         NOTICE OF GUARANTEED DELIVERY
                                 IN RESPECT OF
                     9.20% DEBENTURES DUE FEBRUARY 15, 2003
                                       OF
                               ALLIEDSIGNAL INC.
                       PURSUANT TO THE OFFERING CIRCULAR
                               DATED MAY 20, 1998
                 The Exchange Agent for the Exchange Offer is:
                                 EXCHANGE AGENT
                            THE CHASE MANHATTAN BANK

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             By Fax:                 By Hand or Overnight Courier:                By Mail:
---------------------------------    ------------------------------    ------------------------------
         (214) 672-5932              c/o Chase Bank of Texas, N.A.     c/o Chase Bank of Texas, N.A.
     Attention: Frank Ivins             Corporate Trust Services          Corporate Trust Services
                                      1201 Main Street, 18th Floor            P.O. Box 219052
                                          Dallas, Texas 75202             Dallas, Texas 75221-9052
                                         Attention: Frank Ivins            Attention: Frank Ivins
                                         Phone: (214) 672-5678

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        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
      TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE
      WILL NOT CONSTITUTE VALID DELIVERY. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JUNE 18, 1998,
                    UNLESS EXTENDED (THE 'EXPIRATION DATE').

        As set forth in the Offering Circular dated May 20, 1998 (as it may be supplemented and amended from time to time, the 'Offering Circular') of AlliedSignal Inc. (the 'Company') under 'The Exchange Offer -- Guaranteed Delivery Procedures', and in the Instructions to the related Letter of Transmittal (the 'Letter of Transmittal'), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the 'Exchange Offer') to exchange its Notes Due July 1, 2005 (the 'New Notes') in an aggregate principal amount to be determined as set forth in the Offering Circular for any and all of its $100,000,000 aggregate principal amount of issued and outstanding 9.20% Debentures Due February 15, 2003 (the 'Old Debentures'), if time will not permit the Letter of Transmittal and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, prior to the Expiration Date (as defined herein).

        This form must be delivered by an Eligible Institution (as defined herein) by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

        Questions and requests for assistance and requests for additional copies of the Offering Circular may be directed to the Exchange Agent at the address above. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.



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Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Offering Circular under 'The Exchange Offer -- Guaranteed Delivery Procedures' and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Old Debentures tendered pursuant to the Exchange Offer.

     The undersigned understands that Old Debentures will be exchanged only after timely receipt by the Exchange Agent of (i) a Book-Entry Confirmation of the transfer of such Old Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), with respect to such Old Debentures, properly completed and duly executed, with any signature guarantees (or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the Holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

     THE UNDERSIGNED UNDERSTANDS THAT TENDERS OF OLD DEBENTURES WILL BE ACCEPTED ONLY IN DENOMINATIONS OF $1,000 OR AN INTEGRAL MULTIPLE THEREOF. THE UNDERSIGNED ALSO UNDERSTANDS THAT TENDERS OF OLD DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

     All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Circular.

                                       2



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                            PLEASE SIGN AND COMPLETE

Signature(s) of Holder(s) or Authorized Signatory: _____________________________

________________________________________________________________________________

________________________________________________________________________________

Name(s) of Holder(s): __________________________________________________________

________________________________________________________________________________
Principal Amount of Old Debentures Tendered: ___________________________________

Date: __________________________________________________________________________

Address: _______________________________________________________________________
________________________________________________________________________________

Area Code and Telephone No: ____________________________________________________

Old Debentures delivered by Book-Entry Transfer:

DTC Account No: ________________________________________________________________
     If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s): _______________________________________________________________________

________________________________________________________________________________
                      Please print name(s) and address(es)

Capacity: ______________________________________________________________________

________________________________________________________________________________

Address(es): ___________________________________________________________________

________________________________________________________________________________

                           SEND TO THE EXCHANGE AGENT
                     TOGETHER WITH A PROPERLY COMPLETED AND
                      DULY EXECUTED LETTER OF TRANSMITTAL.

                                       3



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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an 'Eligible Institution'), hereby (i) represents that the above-named persons are deemed to own the Old Debentures tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ('Rule 14e-4'), (ii) represents that such tender of Old Debentures complies with Rule 14e-4 and (iii) guarantees that the Old Debentures tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Offering Circular under 'The Exchange
Offer -- Guaranteed Delivery Procedures'), and that the Exchange Agent will receive (a) a Book-Entry Confirmation of the transfer of such Old Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility and (b) a properly completed and duly executed Letter of Transmittal or manually signed facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                                                (Zip Code)
Area Code and Telephone Number: ________________________________________________

Dated: _________________________________________________________________________

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                          STATEMENT OF DIFFERENCES
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The Greek letter sigma shall be expressed as..........................   [S]



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